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                                                                     EXHIBIT 9

                                                   [LOGO]
                                                   Hartford Life

April 12, 1999                                     LYNDA GODKIN
                                                   SENIOR VICE PRESIDENT,
                                                   GENERAL COUNSEL &
                                                   CORPORATE SECRETARY

                                                   LAW DEPARTMENT

Board of Directors
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:   SEPARATE ACCOUNT THREE
      HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
      POST-EFFECTIVE AMENDMENT NO. 1
      FILE NO. 333-52707

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life and Annuity Insurance Company Separate Account Three (the "Account") in connection with the registration of an indefinite amount of securities in the form of tax-deferred variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

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Board of Directors
Hartford Life and Annuity Insurance Company
April 12, 1999
Page 2

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,

/s/Lynda Godkin
Lynda Godkin